EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Prospectus constituting part of this Registration Statement on Form S-3 of our report dated March 31, 2026, relating to the consolidated financial statements of PEDEVCO Corp., appearing in PEDEVCO Corp.’s Annual Report on Form 10-K for the year ended December 31, 2025.

We also consent to the reference to us under the caption “Experts” in the Prospectus forming a part of the Registration Statement.

/s/ Weaver and Tidwell, L.L.P.

Houston, Texas

August 25, 2026